Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-209410) pertaining to the 2011 Option Plan, 2016 Share Option and Incentive Plan, and Non-Plan Share Options of BeiGene, Ltd. of our report dated March 29, 2016, with respect to the consolidated financial statements of BeiGene, Ltd. included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young Hua Ming LLP
Beijing, People’s Republic of China
March 29, 2016